Veoneer appoints Chief Technology Officer, refines organization

Stockholm, Sweden, October 24, 2018: Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), the world’s largest pure-play company focused on Advanced Driving Assistance Systems (ADAS) and Automated Driving (AD), has appointed Mr. Nishant Batra to the new position as Executive Vice President (EVP) and Chief Technology Officer (CTO) and is refining its management and reporting structure within the Electronics Segment.

Mr. Batra has been appointed EVP and CTO. Most recently, he was head of Network Products within Ericsson. Batra has held several key positions in the US, Sweden, and India since joining Ericsson in 2006. He has carried out multi-functional roles in product management, sales, technology, and general management. Batra graduated with an MBA from INSEAD in 2006 and has M.Sc. degrees in telecommunications and computer science from Southern Methodist University in Dallas. Mr. Batra will join Veoneer in mid-November.

“I would like to take this opportunity to warmly welcome Nishant Batra to Veoneer. His strong track record in managing rapid pace innovation will be crucial to Veoneer’s success moving forward”, said Jan Carlson, Chairman, President and CEO of Veoneer.

“I look forward to joining Veoneer. The marriage of the automotive and high-tech industries is the most interesting disruptive business change in the world today. Veoneer has a key position in this change, and I look forward to joining the team on the tremendous journey ahead”, said Nishant Batra, future Chief Technology Officer of Veoneer.

The main refinements to the organization are the creation of strong customer-focused business units, and division of the current research, development and engineering organization into two: a research and product development function, led by the CTO, and an engineering delivery function. The main objective of the RD&E change is to increase speed of innovation and drive engineering efficiency. These functions will report directly to the CEO. The changes are planned to take effect on December 1, 2018.

In conjunction with these changes Johan Löfvenholm, current COO of Veoneer, intends to leave Veoneer to pursue other opportunities. He will remain with the Company as senior advisor to the CEO until spring 2019.

“I would like to deliver my sincere thanks to Johan for all value Johan has created during his career at Autoliv and Veoneer. He is a very well respected and liked leader and I wish him the best of luck for the future”, said Jan Carlson, Chairman, President and CEO of Veoneer.

This information is information that Veoneer, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the EVP Communications & IR set out above, at 8:30 am CET on October 24, 2018.

For more information please contact:

Media:
Thomas Jönsson, GVP Communications & IR, tel +46 (0)8 527 762 27

Investors & analysts:
Thomas Jönsson, Communications & IR, tel +46 (0)8 527 762 27
Ray Pekar, Investor Relations, tel +1 (248) 794-4537

Veoneer designs and manufactures products and solutions for active safety, autonomous driving, occupant protection and brake control. Our purpose is to create trust in mobility. Veoneer is a new technology company that is building on a heritage of more than 60 years of automotive safety development. Veoneer and its joint-ventures has 7,900 employees in 13 countries. Headquartered in Stockholm, Sweden, Veoneer is listed on the New York Stock Exchange and on Nasdaq Stockholm.

Safe Harbor Statement: This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Veoneer, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.